SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the registrant	☒

Filed by a party other than the registrant	☐

Check the appropriate box:

☐ Preliminary proxy statement.	☐ Confidential for use of the commission only
(as permitted by Rule 14a-6(e)(2)).

☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to Rule 14a-12.

House of Brussels Chocolates Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee: (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ___

(2)	Aggregate number of securities to which transaction applies: ___

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

(4)	Proposed maximum aggregate value of transaction: ___

(5)	Total fee paid: ___

☐	Fee paid previously with preliminary materials: ___

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously, identify the previous filing by registration statement number, or the form or schedule and the date its filing.

(1)	Amount Previously Paid: ___

(2)	Form, Schedule or Registration Statement No.: ___

(3)	Filing Party: ___

(4)	Date Filed: ___

HOUSE OF BRUSSELS CHOCOLATES INC.
ONE RIVERWAY, SUITE 1700
HOUSTON, TX 77056
(713) 599-0800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 1, 2005

The Annual Meeting of Stockholders (the "Annual Meeting") of House of Brussels Chocolates Inc. (the "Company") will be held at 1658 Fosters Way, Delta, British Columbia, Canada V3M 6S6, on Friday, April 1, 2005 at 10:00 a.m. (PST) for the following purposes:

(1)	To elect seven (7) Directors.

(2)	To ratify the selection of Ham, Langston & Brezina, LLP as the Company's independent auditor for the year ending April 30, 2005.

(3)	To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on February 7, 2005 will be entitled to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

By Order of the Board of Directors /s/ William Donovan Chairman of the Board
February 28, 2005
Houston, Texas

HOUSE OF BRUSSELS CHOCOLATES INC.
ONE RIVERWAY, SUITE 1700
HOUSTON, TX 77056
(713) 599-0800

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 1, 2005

This proxy statement (the "Proxy Statement") is being furnished to stockholders (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors of House of Brussels Chocolates Inc., a Nevada corporation (the "Company") for their use at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held at 1658 Fosters Way, Delta, British Columbia, Canada on April 1, 2005 at 10:00 a. m. (PST), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy (the "Proxy") are first being mailed to Stockholders on or about February 28, 2005. The cost of solicitation of proxies is being borne by the Company.

The close of business on February 7, 2005 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 31,104,579 shares of the Company's common stock, par value $.001 per share (the "Common Stock") issued and outstanding and entitled to vote. The presence, in person or by proxy, of not less than thirty three and one-third percent (33 1/3%) of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share of common stock is entitled to one vote on all issues requiring a Stockholder vote at the Annual Meeting.

Each nominee for Director named in Proposal Number 1 must receive a plurality of the votes cast in person or by proxy of our Common Stock in order to be elected. Stockholders may not cumulate their votes for the election of Directors. The affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Number 2 set forth in the accompanying Notice.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL NUMBER 1, and (ii) FOR THE RATIFICATION OF HAM, LANGSTON & BREZINA, LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE YEAR ENDING APRIL 30, 2005. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company, or (c) by voting in person at the Annual Meeting.

__________________________________________________________________

(1) TO ELECT SEVEN (7) DIRECTORS FOR THE ENSUING YEAR
 ___________________________________________________________________

NOMINEES FOR DIRECTORS

The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the "Proxies") and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors the nominees listed below. All the nominees are presently members of the Board of Directors. Each duly elected Director will hold office until his death, resignation, retirement, removal, disqualification, or until his successor shall have been elected and qualified. Each nominee for Director named in Proposal Number 1 must receive a plurality of the votes cast in person or by proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted FOR the election of the nominees listed below. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.

The nominees for Director are:

Grant Petersen
John Veltheer
Robert Wesolek
William Donovan
Richard Siemens
Harold Kahn
Dale Frey

Mr. Grant Petersen is our President and Chief Executive Officer. Mr. Petersen was appointed as a Director on October 25, 2002, as our Chief Executive Officer on May 8, 2003 and as our President on January 13, 2004. From June 2001 to October 2002, Mr. Petersen served as our General Sales Manager. Mr. Petersen has over 25 years of entrepreneurial success in diverse industries ranging from the automotive to the Internet sectors. Mr. Petersen was the Chief Executive Officer of SUMmedia.com from August 20, 1999 to December 28, 2001. SUMmedia.com was a developer of Web-based mobile and wireless marketing solutions specifically designed to help its global business customers target and reach consumers and improve existing consumer relationships. Prior to his involvement with SUMmedia, Mr. Petersen was a leasing manager for Ford Motor Co., and in that role, was Canada's sales leader for three consecutive years. In addition, Mr. Petersen gained extensive experience in logistics and distribution through his ownership of the shipping company, Pacemaker Freight Inc., a division agent for P.I.E. of Walnut Creek, California.

Dr. John Veltheer, Ph.D. was appointed as a Director on October 29, 2003 and as our Chief Operating Officer and Secretary on January 13, 2004. Dr. Veltheer is responsible for overall strategic management and the development of new business opportunities for the Company. Dr. Veltheer's multi-disciplinary skills include high level strategic planning and the development of strategic partnerships and joint ventures. Dr. Veltheer's experience in fund raising, public company management and business modeling are intended to help the Company set directions that lead to the maximization of stockholder value. Over the past five years Dr. Veltheer has served as a corporate executive, management consultant and as a director and executive officer of several companies. From February 2002 to May 2003, Dr. Veltheer served as President and Director of Rapidtron, Inc., a leading provider of Radio Frequency (RF) Smart access control and ticketing/membership systems to the fitness, ski, entertainment, and transportation industries. From June 1999 to July 2000, Dr. Veltheer was President and Director of SUMmedia.com, Inc., a provider of Internet and mobile technology marketing initiatives, namely eCoupons, for smaller businesses lacking the expertise to cost effectively embrace Internet advertising.

Mr. Robert Wesolek, began his tenure as our Chief Financial Officer and a Director on March 16, 2004. Mr. Wesolek has more than 20 years senior executive experience in both public accounting and private industry. From October 1998 to January 2004, Mr. Wesolek served as president and chief executive officer of The Navigates Corporation, a privately held software developer. During the period from November 1998 to January 2001, he also served as chief financial officer for Sharp Technology Inc., a publicly traded software redistributor. From 1996 to 1998, Wesolek was president of the Desktop Software Division of Citadel Security Software, Inc. (then Citadel Technology, Inc.), a publicly traded security software vendor, and from 1988 to 1996, he served as chief operating officer of Kent Marsh Ltd., Inc., a desktop software provider for the Windows and Macintosh platforms. During the period from 1979 to 1987, Mr. Wesolek was a Senior Practice Manager in the Audit Division of Arthur Andersen LLP.

Dr. William Donovan is Chairman of our Board of Directors. He was appointed as a Director on February 5, 2004 and as Chairman of the Board on April 29, 2004. Dr. Donovan is the head our Medical Advisory Board, which consists of health care specialists who investigate and research the use of chocolate as a carrier for dietary supplements and pharmaceutical compounds to treat various medical conditions. Mr. Donovan has also served as a Director and President of the Company's subsidiary, Chocomed Inc. since February 2004. He is a Board Certified Orthopedic Surgeon who has been practicing in Houston, Texas since 1974. Throughout his career as a physician, he has been involved in projects similar to those of the Company with both public and private enterprises.

Mr. Richard Siemens joined the Company as a Director on February 2, 2004. Mr. Siemens is an internationally recognized business leader in the telecommunications industry. Trained as a Chartered Accountant, Siemens joined Distacom Communications in 1973 and, by 1979 Distacom was the largest paging company in Western Canada. In 1984, he formed Hutchison Telephone, a partnership between Distacom, Hutchison Whampoa and Motorola. In four years, Hutchison Telephone had 500 employees and annual profits of US$100 million. In 1986, Mr. Siemens started Hutchison Telecom and Hutchison Paging, an organization which became the largest such operator in Hong Kong. In 1990, together with Cable & Wireless and Citic Pacific, Mr. Siemens put together a management group that founded AsiaSat, the first satellite company in Asia. In late 1990, to provide content for AsiaSat, Mr. Siemens encouraged a private consortium to form Easy TV, Asia's first 24-hour satellite music channel. In 1991, Mr. Siemens' work was instrumental in the forming of Hutchison's Metro Radio, the first recipient of private radio licenses granted by the Hong Kong Government in 25 years. At the same time, he led Hutchison's telecom business in the United Kingdom (later the ORANGE network), and built cellular businesses in France and Germany. By 1993, Hutchison Telecom operated in 14 countries with over one million subscribers and 6,000 employees. In 1994, Mr. Siemens sold his holdings in Hutchison Telecom. Mr. Siemens currently serves Distacom as the Chairman of its Board of Directors. He is also currently involved in several public companies including service as Co-Chairman and Executive Director of SUNDAY Communications Ltd. and Chairman of e-KONG Group Ltd, a company that creates, operates, and invests in technology related service businesses globally. Mr. Siemens is also a Director of Lifetree India, an Indian-based software development company focused on wireless technologies.

Mr. Harold Kahn was appointed a Director on March 31, 2004 and as a member of our Audit Committee in November 2004. Mr. Kahn began his retail career in 1970 in Federated Departments Store's former Abraham & Straus division. He joined R. H. Macy & Co. in 1975, rising to Vice President of merchandising in 1979. In 1981, Mr. Kahn was named President of Macy's former Atlanta-based Davison's division, and four years later was promoted to Chairman of Macy's California. He returned to Atlanta in 1989 to become Chairman of the newly formed Macy's South/Bullock's division and remained in that position until 1992 when he left to become President of Montgomery Ward. In 1994, Mr. Kahn was elevated to the joint position of Chairman and CEO of Macy's East, the company's largest division, where he served until his retirement in February 2004. Mr. Kahn also serves as a Director and a member of the Audit Committee of the public company, Steve Madden Shoes.

Mr. Dale Frey joined the Company as a Director and as Chairman of our Audit Committee in November 2004. Currently retired, Dale Frey has 41 years of senior management and marketing experience in the financial services industry. From 1988 to 2000, Mr. Frey was President, CEO and Chairman of D.E. Frey & Company, Inc. a full-service boutique brokerage firm with over $6 billion in customer assets and 41 offices in 22 states. Prior to running his own company, Mr. Frey spent 22 years in various capacities at E.F. Hutton and Company, Inc., including ten years on their Board of Directors. E.F. Hutton ultimately became Shearson Lehman Hutton through a merger. After the merger, Frey was named Executive Vice President and Division Manager of the eleven-state Mountain Division. Mr. Frey retired from Shearson Lehman Hutton in the fall of 1988. Mr. Frey is a graduate of the University of Colorado and is certified in Corporate Governance by Tulane University's Law School.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Directors are elected for a one-year term to hold office until the next annual meeting of stockholders or until removed from office in accordance with the Company's by-laws. Officers of the Company are appointed by the Company's board of directors and hold office until removed by the Company's board of directors. There is no family relationship between or among any of our Directors and Executive Officers.

Our current Board of Directors consists of seven (7) persons:

NAME	AGE	POSITION

Grant Petersen	49	President, Chief Executive Officer and Director

John Veltheer	39	Chief Operating Officer, Secretary and Director

Robert Wesolek	48	Chief Financial Officer, Treasurer and Director

William Donovan	62	Chairman of the Board of Directors and Director

Richard Siemens	59	Director

Harold Kahn	59	Director and Member of the Audit Committee

Dale Frey	75	Director and Chairman of the AuditCommittee

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

We held two meetings of the Board during the fiscal year ended April 30, 2004 and the Board of Directors took action at Board meetings or by unanimous written consent 47 times during that period. Mr. Petersen, Mr. Veltheer, Mr. Wesolek and Mr. Donovan are our only Directors who are also our Officers.

The Board of Directors adopted an Audit Committee Charter in June 2004. A copy of which is attached hereto as Appendix "A." Our Audit Committee was formed in December 2004 and is comprised of Directors Harold Kahn and Dale Frey, who are both independent directors (as that term is defined by listing standards of the American Stock Exchange). Because the Audit Committee was only formed in December 2004, it has not yet reviewed audited financial statements for any fiscal year. Upon completion of the audited financials for the fiscal year ending April 30, 2005, the Audit Committee will provide the report required by Item 306 of Regulation S-B.

We do not have a Compensation Committee or Nominating Committee, which we believe is adequate based on the size of the Company. Decisions concerning Executive Officer compensation for fiscal year 2004 were made by the full Board of Directors. The Board has not adopted a formal policy with regard to the process to be used for identifying and evaluating nominees for director. We are currently, however, in the process of developing such policies and procedures. At this time, the consideration of candidates nominated by directors is at the Board's discretion. We believe this practice is adequate based on the size of the Company and current Board member qualifications.

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Grant Petersen, at our executive offices, One Riverway, Suite 1700, Houston, Texas 77056. While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Mr. Petersen collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Petersen will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Petersen will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

The Bylaws of the Company provide that nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the following notice procedures, as set forth in the Bylaws:

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

COMPENSATION OF DIRECTORS

Our Directors are reimbursed for reasonable out-of-pocket expenses in connection with their services as members of the Board including attendance at Board of Director meetings, and may be granted options to purchase shares of our common stock at the discretion of our Board of Directors. Directors are not otherwise provided any remuneration for their services as our Directors.

COMPLIANCE WITH SECTION 16(A)  OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own beneficially more than ten percent of our common stock, to file reports of their stock ownership and changes of their stock ownership with the Securities and Exchange Commission. Based solely on the reports we have received and on written representations from certain reporting persons, we believe that the directors, executive officers, and our greater than ten percent beneficial owners have complied with all applicable filing requirements for the fiscal year ended April 30, 2004, with the exception of 15 transactions by Siemens Industries Ltd., and 1 transaction by GPAV Investments Ltd., which were filed on a non-timely basis.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for the following individuals (our "named executive officers") for the three most recently completed fiscal years ended April 30, 2004. No other compensation was paid to our named executive officers other than the compensation set forth below.

SUMMARY COMPENSATION TABLE
			ANNUAL COMPENSATION			LONG TERM COMPENSATION
						AWARDS		PAYOUTS
Name	Title	Year	Salary	Bonus	Other Annual Comp-ensation	Restricted Stock Awarded	Options/ SARs * (#)	LTIP payouts ($)	All Other Comp-ensation
Grant Petersen (1)	Director, CEO and President	2004 2003 2002	$62,824 $184,003 $75,000	0 0 0	0 0 0	0 0 0	0 1,500,000 0	0 0 0	0 0 0
John Veltheer	Director, COO and Secretary	2004 2003 2002	$101,947 $12,923 $0	0 0 0	0 0 0	0 0 0	600,000 0 0	0 0 0	0 0 0
Evan Baergen (2)	Former Director, President, CFO, Secretary and Treasurer	2004 2003 2002	$70,846 $219,000 $0	0 0 0	0 0 0	0 0 0	0 1,500,000 0	0 0 0	0 0 0
Stephen Whittington (3)	Former Director, and CEO	2004 2003 2002	$0 $9,000 $0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Notes to Summary Compensation Table:
(1)
Mr. Petersen was appointed as a Director and the Chairman of our Board of Directors on October 25, 2002. Mr. Petersen was subsequently appointed as our Chief Executive Officer on May 8, 2003. During the fiscal year ended April 30, 2003, Mr. Petersen earned a total of $184,003 which includes commissions earned totaling $56,643 which he converted into shares of the Company. For fiscal 2002, Mr. Petersen received shares of the Company in lieu of payment of $75,000 for salary earned and accrued.

(2)	Mr. Baergen resigned as a Director, Chief Financial Officer, Secretary and Treasurer on January 13, 2004.

(3)	Mr. Whittington resigned as a Director on December 9, 2003 and as our Chief Executive Officer on May 8, 2003.

STOCK OPTION GRANTS

Other than the following stock options, there were no stock options granted to any of our Named Executive Officers during our most recent fiscal year ended April 30, 2004.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
(Individual Grants)

Name	Number of Securities Underlying Options/SARS Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year (%)	Exercise of Base Price ($/Sh)	Expiration Date
Grant Petersen	-0-	-0-	-0-	-0-
John Veltheer	500,000 100,000	100% 100%	1.85 1.63	March 12, 2009 April 29, 2007
Evan Baergen	0	-0-	-0-	-0-
Stephen Whittington	0	-0-	-0-	-0-

AGGREGATED OPTION/SAR EXERCISES IN
LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Underlying Options/SARs at FY end (#); Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options/SARs at FY end ($); Exercisable/ Unexercisable
Grant Petersen	400,000	720,000	1,100,000/0	2,310,000/0
John Veltheer	-0-	-0-	600,000/0	232,000/0
Evan Baergen	-0-	-0-	1,500,000/0	3,150,000/0
Stephen Whittington	-0-	-0-	-0-	-0-

Other than Grant Petersen, there were no stock options exercised by any of our Named Executive Officers during our most recent fiscal year ended April 30, 2004.

LONG-TERM INCENTIVE PLANS.

We currently have no Long-Term Incentive Plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at February 7, 2005 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of February 7, 2005, we had 31,104,579 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
DIRECTORS AND OFFICERS
Common Stock	Grant Petersen Chief Executive Officer, President and Director 1658 Fosters Way Delta, BC V3M 6S6	3,442,120 (2)	11.07%
Common Stock	John Veltheer Chief Operating Officer, Secretary and Director 1658 Fosters Way Delta, BC V3M 6S6	600,000 (3)	1.89%
Common Stock	Robert Wesolek Chief Financial Officer, Treasurer and Director One Riverway, Suite #1700 Houston, TX 77056	600,000 (4)	1.89%
Common Stock	William Donovan Chairman of the Board and Director P.O. Box 24247 Houston, TX 77229-4247	761,818 (5)	2.42%
Common Stock	Richard Siemens Director c/o 3100 Vancouver Centre, P.O. Box 11504 650 W. Georgia Street Vancouver, BC V6B 6L7	3,922,732 (6)	12.59%
Common Stock	Harold Kahn Director 230 West 56th Street Suite # 66D New York, NY 10019	360,000 (7)	1.15%
Common Stock	Dale Frey Director 24293 Running Deer Rd. Conifer, CO 80433	260,000(8)	0.83%
Common Stock	All Officers and Directors as a group (total of 7)	9,946,670	29.92%
5% SHAREHOLDERS
Common Stock	Siemens Industries Ltd. c/o 3100 Vancouver Centre, P.O. Box 11504 650 W. Georgia Street Vancouver, BC V6B 6L7	3,703,762 (6)	11.88%
Common Stock	GPAV Investments Ltd. 7456 Burris Street Burnaby, BC V5E 1Y8	2,200,000	7.07%
Common Stock	Theodore Labella 53 Cedar Street Middletown, CT 06457-5255	2,089,762 (9)	6.70%
Common Stock	Evan Baergen 5290 Oak Place Ladner, BC V4K 1L9	1,615,062	5.19%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 7, 2005. As of February 7, 2005 there were 31,104,579 our common stock issued and outstanding.

(2)	Comprised of 3,042,120 shares held directly and 400,000 shares held indirectly
(3)	Comprised of 500,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock, and a stock option to purchase an additional 100,000 shares of common stock.
(4)	Comprised of 500,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock, and a stock option to purchase an additional 100,000 shares of common stock.
(5)
Comprised of 401,818 common shares, 160,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock and a stock option to purchase an additional 200,000 shares of common stock.

(6)
Comprised of 3,644,046 shares and 59,716 share purchase warrants held by Siemens Industries Ltd. (for a total of 3,703,762) and 218,970 shares held by Distacom Ventures Inc. Richard J. Siemens is the controlling shareholder of Siemens Industries Ltd. and a 50% shareholder of Distacom Ventures Inc.

(7)	Comprised of 100,000 common shares and 260,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock.
(8)	Comprised of 160,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock, and a stock option to purchase an additional 100,000 shares of common stock.
(9)	Comprised of 1,841,706 shares held directly, 171,056 shares held indirectly and 77,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock.

RELATED TRANSACTIONS

Except as described below, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party during the past two years, or in any proposed transaction to which the Company proposes to be a party:

(A)	any of our directors or executive officers;

(B)	any nominee for election as one of our directors;

(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

Debt Conversion
On November 30, 2002, we issued 1,500,000 investment units to Evan Baergen, our then Chief Financial Officer, and 1,500,000 investment units to Grant Petersen, our current Chief Executive Officer, President and Director. The units were issued upon the conversion of two (2) notes payable by the Company to Mr. Baergen and Mr. Petersen in the amount of $75,000 each in compensation for services rendered. The notes were converted at a price of $0.05 per investment unit. Each unit was comprised of one share of common stock and one share purchase warrant. Each share purchase warrant entitled the holder to purchase one share of common stock at a price of $0.30 per share during the period from issuance until May 2004. A total of 1,500,000 shares and 1,500,000 share purchase warrants were issued to each of Mr. Baergen and Mr. Petersen. During May 2004, Mr. Petersen exercised his option to purchase all of the shares of our common stock available under his warrants. During May 2004, Mr. Baergen also exercised his option to purchase 293,920 shares of common stock available under his warrants. All securities issued in connection with these transactions were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Distacom Ventures Loan
During fiscal years 2003 and 2004, our Canadian subsidiary borrowed an aggregate of $343,000 CDN (equal to approximately $250,000) from Distacom Ventures Inc., a private company controlled by Mr. Richard Siemens, one of our directors and a greater than 10% shareholder. The loan was secured by a general security agreement granted by Brussels Chocolates Ltd. against all of its present and after acquired personal property. Under the terms of the loan, Brussels Chocolates Ltd. pays interest at the rate of 7% per annum. An initial $180,000 CDN was advanced effective February 12, 2003 and subsequent advances of $20,000 CDN and $143,000 CDN were made on April 30, 2003 and May 2, 2003 respectively. The maturity date of all amounts advanced was May 31, 2004. During April 2004, the amounts due Distacom were offset by the exercise of previously issued stock purchase warrants for 171,689 of our shares at a price of $1.25 each. The shares issued in connection with this exercise were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Richard Siemens
In January 2004, Mr. Siemens, one of our directors and a greater than 10% shareholder, forwarded $99,844 to fund the issuance of certain share purchase warrants. As a result of timing related issues, however, those warrants subsequently expired without exercise. On September 15, 2004, Mr. Siemens used the amounts then payable to him, including interest, to offset the purchase price of 59,716 investment units. Each investment unit consisted of one share of our common stock at a purchase price of $1.75 and one share purchase warrant entitling the Mr. Siemens to purchase one share of our common stock at a price of $1.85 per share during the period from issuance until September 7, 2005.

Theodore Labella
In December 2002, we issued 100,000 investment units to Mr. Theodore Labella (a greater than 5% shareholder) pursuant to the conversion of a convertible note issued by us in the amount of $20,000. Each unit was comprised of one share of common stock and one share purchase warrant. Each share purchase warrant entitled the holder to purchase one share of common stock at a price of $0.30 per share during the period from closing until February 24, 2004. Subsequently, these share purchase warrants have been exercised in full for proceeds to the Company in the amount of $30,000.

Also in December 2002, we issued 250,000 investment units to Mr. Labella, pursuant to a subscription agreement for proceeds of $50,000. Each unit was comprised of one share of common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one share of common stock at a price of $0.50 per share during the period from closing until March 25, 2004. Subsequently, these share purchase warrants have been exercised in full for proceeds to the Company in the amount of $125,000.

In January 2003, pursuant to a loan agreement between the Company and Mr. Labella in the amount of $50,000, we issued a total of 930,006 common shares to Mr. Labella as repayment of the loan plus interest.

On May 15, 2003, we issued 74,256 units to Hideko Ak Labella, spouse of Mr. Labella, pursuant to a consulting agreement. Each unit was comprised of one share of common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one share of common stock at a price of $0.50 (post-split) per share during the period ending May 13, 2004. On April 30, 2004, these share purchase warrants were exercised in full for proceeds to the Company in the amount of $37,128. The fair value of each investment unit was estimated on the date of grant using the Black-Scholes option-pricing model and the resulting equity value or expense has been included in the accompanying financial statements.

On July 30, 2004, Mr. Labella purchased 67,000 shares of our common stock at a price of $2.00 each under the terms of a private placement made to "accredited investors", as that term is defined in Rule 501 of Regulation D of the Act. The Company received $134,000 in proceeds from this sale.

On August 18, 2004 and October 8, 2004 Mr. Labella purchased 85,000 and 110,000 shares of our common stock, respectively, pursuant to the exercise of previously issued share purchase warrants. The warrants were exercisable at a price of $0.65 per share, for total proceeds of $126,750. In connection with his second warrant exercise, we also issued Mr. Labella share purchase warrants for 10,000 shares of our common stock at an exercise price of $3.00 per share until September 28, 2006.

In February 2005, Mr. Labella advanced US$90,000 to the Company to assist with cash flow. The funds were advanced as a short-term loan, with no stated terms of repayment.

GPAV Investments Ltd.
In December 2002, we issued 500,000 common shares to GPAV Investments Ltd. (a greater than 5% shareholder) pursuant to a consulting agreement dated November 30, 2002 at a deemed value of $25,000.

On April 30, 2003, we issued 1,000,000 investment units to GPAV Investments Ltd., pursuant to a subscription agreement for proceeds of $50,000. Each unit was comprised of one share of common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one share of common stock at a price of $0.30 per share during the period from closing until May 31, 2004. On April 8, 2004, these share purchase warrants were exercised in full for proceeds to the Company in the amount of $300,000.

Stephen Whittington
In September 2002, Mr. Stephen Whittington (a former director and officer of the Company) advanced $60,000 to us to assist with cash flow needs. No formal agreement exists regarding the advance. This loan is unsecured with no fixed date of repayment.

Evan Baergen
In December 2003, Evan Baergen (a former director and officer of the Company) advanced $88,055 to us to assist with cash flow needs. No formal agreement existed regarding the advance. This loan was unsecured with no fixed date of repayment. During May 2004, the total amount due Mr. Baergen was offset by his exercise of stock purchase warrants for shares of our common at a price of $0.30 each. The shares issued in connection with this exercise were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

William Donovan, M.D.
We presently have a Consulting Agreement with Dr. William Donovan, our Chairman of the Board and Director, to provide consulting services regarding the Company's product development. This Agreement is for a period of 24 months and terminates on November 6, 2005. Under the terms of the Agreement, Dr. Donovan received a Share Purchase Warrant for 260,000 shares of our stock at a warrant exercise price of $1.02 per share. This warrant expires twelve months from the date of issuance. The fair value of each warrant was estimated on the date of grant using the Black-Scholes option-pricing model and the resulting equity value or expense has been included in the accompanying financial statements.

Directors
During February and March 2004, a total of 1,520,000 share purchase warrants were issued to four (4) members of our Board of Directors, two of which are also officers of the Company. All warrants were issued in exchange for services. Our Chief Financial Officer, Robert Wesolek, received warrants for the purchase of 500,000 shares at an exercise price of $1.65 which expire February 23, 2009. Our Chief Operating Officer, John Veltheer, received warrants for the purchase of 500,000 shares at an exercise price of $1.85 which expire March 12, 2009. Our Director, Harold Kahn, received warrants for the purchase of 260,000 shares at an exercise price of $1.58 which expire March 31, 2009. The residual warrants relate to a Consulting Agreement with Dr. William Donovan, our Chairman of the Board, to provide consulting services regarding the Company's product development. This Agreement is for a period of 24 months and terminates on November 6, 2005. Under the terms of the Agreement, Dr. Donovan received a share purchase warrant for 260,000 shares of our stock at a warrant exercise price of $1.02 per share. These issuances were completed pursuant to Section 4(2) of the Act. The fair value of each warrant was estimated on the date of grant using the Black-Scholes option-pricing model and the resulting equity value or expense has been included in the accompanying financial statements.

On July 30, 2004, we issued 260,000 shares of our common stock to two members of our Board of Directors pursuant to the exercise of previously issued share purchase warrants. Dr. William Donovan, our Director and Chairman, received 160,000 of these shares, and Harold Kahn, our Director, received 100,000 of these shares. The warrants had exercise prices ranging from $1.02 to $1.58. We received $321,200 in total proceeds from these exercises. In connection with these transactions, we also issued share purchase warrants for 260,000 shares as a financing incentive to these Directors at an exercise price of $3.00 per share. Dr. William Donovan, our Director and Chairman, received one of these warrants for 160,000 shares, and Harold Kahn, our Director, received one of these warrants for 100,000 shares. The term of the warrants ranged from July 27, 2006 to March 31, 2009.

On November 22, 2004, Mr. Dale Frey received warrants for the purchase of 100,000 shares of our common stock at an exercise price of $1.30 per share until November 22, 2005, and warrants for the purchase of 60,000 shares of our common stock at an exercise price of $1.45 per share until November 22, 2007. Mr. Frey was also granted 100,000 stock options under our 2004 Stock Option Plan. These options are exercisable at $1.40 per share until November 22, 2005.

CHANGES IN CONTROL

We know of no circumstances that could result in a change of control of the Company.

_________________________________________________________________________

(2) TO RATIFY THE SELECTION OF HAM, LANGSTON & BREZINA LLP
AS THE COMPANY'S INDEPENDENT AUDITOR FOR
THE YEAR ENDING APRIL 30, 2005
_________________________________________________________________________

On December 14, 2004, our Audit Committee made a recommendation to the Board of Directors to replace our independent auditors, Sarna & Company. Upon recommendation by the Audit Committee, the Board of Directors voted unanimously to dismiss Sarna & Company and to engage Ham, Langston & Brezina, LLP as our new independent accountants effective December 15, 2004.

None of Sarna & Company's financial statements for the past two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. There are no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We have not consulted with Ham, Langston & Brezina, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Ham, Langston & Brezina, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) or Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-B.

The Board of Directors have selected Ham, Langston & Brezina LLP as the Company's independent auditor for the year ending April 30, 2005.

Although not required by law or otherwise, the selection is being submitted to the Stockholders of the Company as a matter of corporate policy for their approval. The Board of Directors wishes to obtain from the Stockholders a ratification of their action in appointing their existing certified public accountant, Ham, Langston & Brezina LLP as independent auditor of the Company for the year ending April 30, 2005. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal 2.

In the event the appointment of Ham, Langston & Brezina LLP as independent auditor is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Company's Audit Committee to select other independent auditors for the year ending April 30, 2005. A representative of Ham, Langston & Brezina LLP is not expected to be present at the Annual Meeting. The Board of Directors unanimously recommends a vote FOR the ratification of Ham, Langston & Brezina LLP as independent auditor for year ending April 30, 2005.

AUDIT FEES

The total aggregate fees billed for professional services rendered by Sarna & Company, our previous auditor, for the audit of our annual financial statements and review of financial statements included in our Forms 10-QSB and for services that are normally provided by Sarna & Company in connection with our statutory and regulatory filings were $40,210 and $27,680 for the fiscal years ending April 30, 2004 and 2003 respectively.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

For the fiscal years 2004 and 2003, Sarna & Company, our previous auditor, did not bill us for, or perform, any financial information systems design or implementation. For the fiscal years 2004 and 2003, we were not billed for professional services from any other accounting firm for information systems design or implementation.

TAX FEES

The total aggregate fees billed for professional services rendered by Sarna & Company, our previous auditor, for tax compliance, tax advice, and tax planning were $14,620 for the fiscal year ended April 30, 2004. We incurred no such fees during the fiscal year ended 2003. Tax work during fiscal 2004 included principally the completion and filing of corporate income tax returns.

OTHER FEES

There were no other fees paid to our principal accountants. The selection of Sarna & Company as our independent auditor for the year ended April 30, 2004 was ratified by our shareholders in their annual meeting held April 29, 2004.

AUDITOR INDEPENDENCE

Our Audit Committee considers that the work done for us in the year ended April 30, 2004 by our previous auditor, Sarna & Company, is compatible with maintaining Sarna & Company's independence.

AUDITOR'S TIME ON TASK

At least 75% of the work expended by our previous auditor, Sarna & Company, on our April 30, 2004 audit was attributed to work performed by Sarna & Company's full-time, permanent employees.

___________________________________________________________________

(3) OTHER MATTERS
___________________________________________________________________

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

FUTURE PROPOSALS OF STOCKHOLDERS

The deadline for stockholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2005 Annual Meeting of Stockholders is November 1, 2005.

By Order of the Board of Directors /s/ William Donovan Chairman of the Board

February 28, 2005
Houston, Texas

APPENDIX "A"

HOUSE OF BRUSSELS CHOCOLATE INC.
CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose
The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

•	the integrity of the Company's financial statements;

•	the Company's compliance with legal and regulatory requirements;

•	the independent auditor's qualifications and independence; and

•	the performance of the Company's internal audit function and independent auditors.

Structure and Membership
Number. The Company's goal shall be the formulation of an Audit Committee consisting of at least three independent members of the Board of Directors in accordance with SEC Rule 10A-3 and Section 121B(b) the American Stock Exchange Company Guide. As a Small business issuer however, The Company is subject to the transition rules specified in Section 121B(b)iii of the American Stock Exchange Company Guide. As such the Company's initial Audit Committee shall consist of two (2) members of the Board of Directors.

Independence. Except as otherwise permitted by the applicable rules of The American Stock Exchange (Section 121A) and the Sarbanes-Oxley Act of 2002, and the applicable rules thereunder, each member of the Audit Committee shall be "independent" as defined by such rules and Act.

Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a "financial expert" as defined by Section 121B(b)i of The American Stock Exchange Company Guide and applicable SEC rules.

Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director's fees.

Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment.

Oversight of Independent Auditors

Selection. The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent auditors as set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and the applicable rules thereunder.

Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

Pre-approval of Services. The Audit Committee shall pre-approve all auditing services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 and the applicable rules thereunder) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

°        obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

°        critical accounting policies and practices;

°        alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

°         other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements

Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Sec.380) requires discussion.

Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures

Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

Controls and Procedures

Oversight. The Audit Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Related-Party Transactions. The Audit Committee shall review and, prior to the Company's engaging in such transaction, must approve all related-party transactions.

Procedures and Administration

Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities, but not less than four (4) times a year. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Independent Advisors. The Audit Committee shall have the authority to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

PROXY
HOUSE OF BRUSSELS CHOCOLATES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 1, 2005

The undersigned hereby appoints Grant Petersen and John Veltheer and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of House of Brussels Chocolates Inc. held of record by the undersigned on February 7, 2005, at the Annual Meeting of Stockholders to be held at 1658 Fosters Way, Delta, British Columbia, Canada V3M 6S6, on April 1, 2005 at 10:00 a. m. (PST), and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES NAMED IN NUMBER 1, (ii) FOR THE RATIFICATION OF HAM, LANGSTON & BREZINA, LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE YEAR ENDING APRIL 30, 2005.

1.	THE ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

☐ FOR all nominees listed	☐ WITHHOLD authority to
below except as marked	vote for all nominees below.
to the contrary.

Grant Petersen	Richard Siemens

John Veltheer	Harold Kahn

Robert Wesolek	Dale Frey

William Donovan

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2.	THE PROPOSAL TO RATIFY THE SELECTION OF HAM, LANGSTON & BREZINA, LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE YEAR ENDING APRIL 30, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears below.  When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

________________	____________________________
NUMBER OF	SIGNATURE
SHARES OWNED

____________________________
(TYPED OR PRINTED NAME)

____________________________
SIGNATURE IF HELD JOINTLY

____________________________
(TYPED OR PRINTED NAME)

DATED: _____________________

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

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